EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

THIRD Quarter 2020 results

GREENWOOD VILLAGE, COLO. (November 4, 2020) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter ended September 30, 2020.

Financial Results:

•	Third quarter 2020 financial results:
•	Total revenue was $244.1 million and total non-GAAP adjusted revenue was $227.7 million.
•	GAAP operating income was $28.9 million, or 11.9% of total revenue, and non-GAAP operating income was $39.1 million, or 17.2% of non-GAAP adjusted revenue.
•	GAAP earnings per diluted share (EPS) was $0.42 and non-GAAP EPS was $0.76.
•	Cash flows from operations were $65.2 million, with non-GAAP free cash flow of $55.3 million.

Shareholder Returns:

•	CSG declared its quarterly cash dividend of $0.235 per share of common stock, or a total of approximately $8 million, to shareholders.
•

During the third quarter of 2020, CSG resumed its stock repurchase program, repurchasing approximately 139,000 shares of its common stock for approximately $6 million (weighted-average price of $39.93 per share).

“Our ability to help our clients solve their toughest problems resulted in us delivering another strong quarter in a very challenging environment,” said Bret Griess, president and chief executive officer of CSG International.  “The combination of our resilient business model, long-term relationships with service providers in an expanding set of verticals, and our broad portfolio of solutions focused on helping companies compete in a more digital world positions us well for the future.”

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Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2020	2019	Changed	2020	2019	Changed
GAAP Results:
Revenue	$244,108	$251,414	(3%)	$730,046	$742,063	(2%)
Operating Income	28,947	33,420	(13%)	81,881	95,851	(15%)
Operating Margin Percentage	11.9%	13.3%		11.2%	12.9%
EPS	$0.42	$0.66	(36%)	$1.41	$1.85	(24%)
Non-GAAP Results:
Adjusted Revenue	$227,695	$235,050	(3%)	$679,614	$690,789	(2%)
Operating Income	39,113	42,704	(8%)	111,900	124,162	(10%)
Adjusted Operating Margin Percentage	17.2%	18.2%		16.5%	18.0%
EPS	$0.76	$0.88	(14%)	$2.22	$2.55	(13%)

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the third quarter of 2020 was $244.1 million, a 3% decrease when compared to revenue of $251.4 million for the third quarter of 2019, and a 2% increase when compared to revenue of $240.3 million for the second quarter of 2020.  The year-over year decrease in revenue can be mainly attributed to the pricing adjustments associated with the five-year Comcast extension effective January 1, 2020, as well as foreign currency headwinds. The sequential quarterly increase in revenue reflects the stabilization that CSG is beginning to experience with its sales and implementation cycles and rebound in processing volumes that were both negatively impacted during the second quarter of 2020 by the COVID-19 pandemic.

GAAP operating income for the third quarter of 2020 was $28.9 million, or 11.9% of total revenue, compared to $33.4 million, or 13.3% of total revenue, for the third quarter of 2019, and $19.8 million, or 8.2% of total revenue, for the second quarter of 2020.  The year-over-year decrease in operating income is mainly due to the lower third quarter 2020 revenue, discussed above.  Additionally, operating income for the second quarter of 2020 was negatively impacted by the write-off of approximately $10 million of deferred contract costs resulting from the discontinuance of a project implementation.

GAAP EPS for the third quarter of 2020 was $0.42, as compared to $0.66 for the third quarter of 2019, and $0.32 for the second quarter of 2020.  The decrease in GAAP EPS year-over-year can be mainly attributed to the lower operating income discussed above and foreign currency losses included in other income.  The sequential quarterly increase in GAAP EPS is due primarily to the impact of the write-off of deferred contract costs, discussed above, which had a negative impact on GAAP EPS for the second quarter of 2020 of $0.23.

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Non-GAAP Results:  Non-GAAP adjusted revenue for the third quarter of 2020 was $227.7 million, a 3% decrease when compared to non-GAAP adjusted revenue of $235.1 million for the third quarter of 2019, and a 1% increase when compared to $224.6 million for the second quarter of 2020.

Non-GAAP operating income for the third quarter of 2020 was $39.1 million, or 17.2% of total non-GAAP adjusted revenue, compared to $42.7 million, or 18.2% of total non-GAAP adjusted revenue for the third quarter of 2019, and $30.6 million, or 13.6% of total non-GAAP adjusted revenue for the second quarter of 2020.

The changes in non-GAAP adjusted revenue and non-GAAP operating income between quarters are primarily due to the factors discussed above.

Non-GAAP EPS for the third quarter of 2020 was $0.76 compared to $0.88 for the third quarter of 2019, and $0.59 for the second quarter of 2020, with the year-over-year decrease reflective of the lower operating income.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of September 30, 2020 were $212.1 million compared to $171.2 million as of June 30, 2020 and $182.7 million as of December 31, 2019. CSG had net cash flows from operations for the third quarters ended September 30, 2020 and 2019 of $65.2 million and $79.1 million, respectively, and had non-GAAP free cash flow of $55.3 million and $69.3 million, respectively.  For the nine months ended September 30, 2020 and 2019, CSG generated net cash flows from operations of $115.7 million and $107.5 million, respectively, and had non-GAAP free cash flow of $91.5 million and $79.8 million, respectively.

Summary of 2020 Financial Guidance

CSG’s is updating its financial guidance for the full year 2020, as follows:

	As of November 4, 2020	Previous
GAAP Measures:
Revenue	No change	$960 - $1,000 million
Operating Margin Percentage	9.7% - 10.4%	11.1% - 11.7%
EPS	$1.58 - $1.81	$1.99 - $2.22
Cash Flows from Operating Activities	$125 - $145 million	$110 - $135 million
Non-GAAP Measures:
Adjusted Revenue	No change	$891 - $924 million
Adjusted Operating Margin Percentage	No change	16.0% - 16.5%
EPS	No change	$2.87 - $3.10

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

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Conference Call

CSG will host a conference call on Wednesday, November 4, 2020 at 5:00 p.m. EST, to discuss CSG’s third quarter results for 2020.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, call 866-248-8441 and ask the operator for the CSG Systems International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com.  Additional information can be found in the Investor Relations section of the website.

About CSG

For more than 35 years, CSG has simplified the complexity of business, delivering innovative customer engagement solutions that help companies acquire, monetize, engage and retain customers. Operating across more than 120 countries worldwide, CSG manages billions of critical customer interactions annually, and its award-winning suite of software and services allow companies across dozens of industries to tackle their biggest business challenges and thrive in an ever-changing marketplace. CSG is the trusted partner for driving digital innovation for hundreds of leading global brands, including AT&T, Charter Communications, Comcast, DISH, Eastlink, Formula One, Maximus, MTN and Telstra. To learn more, visit our website at csgi.com and connect with us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG’s business may be disrupted and its results of operations and cash flows adversely affected by the COVID-19 pandemic;
•	CSG derives approximately forty percent of its revenue from its two largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and

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•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Investor Relations

(303) 804-4065

E-mail: liz.bauer@csgi.com

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November 4, 2020

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$174,489	$156,548
Short-term investments	37,605	26,109
Total cash, cash equivalents and short-term investments	212,094	182,657
Settlement assets	117,452	169,327
Trade accounts receivable:
Billed, net of allowance of $3,730 and $3,735	225,117	244,058
Unbilled	36,977	33,450
Income taxes receivable	3,341	4,297
Other current assets	42,205	35,293
Total current assets	637,186	669,082
Non-current assets:
Property and equipment, net of depreciation of $100,661 and $98,029	83,199	84,429
Operating lease right-of-use assets	115,726	94,847
Software, net of amortization of $135,644 and $125,437	28,769	32,526
Goodwill	266,636	259,164
Acquired client contracts, net of amortization of $100,864 and $93,767	50,225	55,105
Client contract costs, net of amortization of $39,206 and $31,526	45,038	50,746
Deferred income taxes	9,641	9,392
Other assets	35,396	27,739
Total non-current assets	634,630	613,948
Total assets	$1,271,816	$1,283,030
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$13,125	$10,313
Operating lease liabilities	22,580	22,442
Client deposits	34,387	38,687
Trade accounts payable	36,617	32,704
Accrued employee compensation	59,534	77,527
Settlement liabilities	116,032	168,342
Deferred revenue	52,835	45,094
Income taxes payable	3,664	2,806
Other current liabilities	18,612	20,778
Total current liabilities	357,386	418,693
Non-current liabilities:
Long-term debt, net of unamortized discounts of $6,543 and $10,053	339,707	346,509
Operating lease liabilities	101,262	78,936
Deferred revenue	18,884	18,552
Income taxes payable	2,734	2,543
Deferred income taxes	10,388	6,376
Other non-current liabilities	31,528	14,759
Total non-current liabilities	504,503	467,675
Total liabilities	861,889	886,368
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,125 and 32,891 shares outstanding	701	696
Additional paid-in capital	462,775	454,663
Treasury stock, at cost; 35,646 and 35,356 shares	(880,162)	(867,817)
Accumulated other comprehensive income (loss):
Unrealized gains on short-term investments, net of tax	30	16
Cumulative foreign currency translation adjustments	(44,265)	(39,519)
Accumulated earnings	870,848	848,623
Total stockholders' equity	409,927	396,662
Total liabilities and stockholders' equity	$1,271,816	$1,283,030

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue	$244,108	$251,414	$730,046	$742,063

Cost of revenue (exclusive of depreciation, shown separately below)	131,073	132,054	400,432	393,251
Other operating expenses:
Research and development	30,425	32,551	90,025	95,787
Selling, general and administrative	47,032	46,694	136,415	137,984
Depreciation	5,817	5,365	17,016	15,919
Restructuring and reorganization charges	814	1,330	4,277	3,271
Total operating expenses	215,161	217,994	648,165	646,212
Operating income	28,947	33,420	81,881	95,851
Other income (expense):
Interest expense	(3,641)	(4,390)	(11,894)	(13,448)
Amortization of original issue discount	(751)	(709)	(2,221)	(2,099)
Interest and investment income, net	254	392	1,086	1,328
Other, net	(2,067)	108	(3,184)	(123)
Total other	(6,205)	(4,599)	(16,213)	(14,342)
Income before income taxes	22,742	28,821	65,668	81,509
Income tax provision	(9,176)	(7,262)	(20,222)	(21,320)
Net income	$13,566	$21,559	$45,446	$60,189

Weighted-average shares outstanding:
Basic	32,115	32,016	32,070	32,079
Diluted	32,273	32,518	32,296	32,472

Earnings per common share:
Basic	$0.42	$0.67	$1.42	$1.88
Diluted	0.42	0.66	1.41	1.85

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net income	$45,446	$60,189
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	17,016	15,919
Amortization	32,998	34,579
Amortization of original issue discount	2,221	2,099
Asset impairment	10,438	365
Gain on short-term investments and other	(120)	(285)
Deferred income taxes	3,844	6,124
Stock-based compensation	14,088	13,295
Subtotal	125,931	132,285
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	13,322	(8,748)
Other current and non-current assets and liabilities	(9,228)	(15,312)
Income taxes payable/receivable	1,542	3,468
Trade accounts payable and accrued liabilities	(24,618)	(7,978)
Deferred revenue	8,736	3,812
Net cash provided by operating activities	115,685	107,527

Cash flows from investing activities:
Purchases of software, property and equipment	(24,201)	(27,706)
Purchases of short-term investments	(49,100)	(25,446)
Proceeds from sale/maturity of short-term investments	37,743	38,029
Acquisition of and investments in business, net of cash acquired	(11,491)	(17,194)
Net cash used in investing activities	(47,049)	(32,317)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,838	1,630
Payment of cash dividends	(23,441)	(21,980)
Repurchase of common stock	(19,926)	(25,683)
Payments on long-term debt	(7,500)	(5,625)
Net cash used in financing activities	(49,029)	(51,658)
Effect of exchange rate fluctuations on cash	(1,666)	(2,199)

Net increase in cash and cash equivalents	17,941	21,353

Cash and cash equivalents, beginning of period	156,548	139,277
Cash and cash equivalents, end of period	$174,489	$160,630

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$12,941	$14,521
Income taxes	14,756	11,779

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	September 30, 2020		June 30, 2020		September 30, 2019
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Comcast	$52,483	22%	$53,282	22%	$58,446	23%
Charter	53,202	22%	51,364	21%	49,575	20%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Broadband/Cable/Satellite	59%	60%	59%
Telecommunications	18%	18%	20%
All other	23%	22%	21%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Americas	86%	87%	87%
Europe, Middle East and Africa	10%	9%	9%
Asia Pacific	4%	4%	4%
Total revenue	100%	100%	100%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenue, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenue	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Executive transition costs	—	X	X	X
Acquisition-related expenses:	—	X	X	X
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on extinguishment of debt	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenue; however, other payments companies who do not provide and/or control an integrated service present their revenue net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenue provides management and investors an additional means to use to compare CSG’s current revenue with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Executive transition costs include expenses incurred related to the departure of CSG’s CEO under the terms of his separation agreement.  These costs, recognized beginning this quarter and through the end of 2020 (the CEO’s remaining term), are not considered reflective of CSG’s recurring business operating results.  The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

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•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest,

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income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, and gains and losses related to the extinguishment of debt, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenue:

The reconciliations of GAAP revenue to non-GAAP adjusted revenue for the indicated periods are as follows (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP revenue	$244,108	$251,414	$730,046	$742,063
Less: Transaction fees	(16,413)	(16,364)	(50,432)	(51,274)
Non-GAAP adjusted revenue	$227,695	$235,050	$679,614	$690,789

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP operating income	$28,947	$33,420	$81,881	$95,851
Restructuring and reorganization charges (1)	814	1,330	4,277	3,271
Executive transition costs (1)	1,786	-	1,786	-
Acquisition-related expenses:
Amortization of acquired intangible assets	3,051	3,153	9,135	9,508
Earn-out compensation	-	-	-	1,260
Transaction-related costs	15	-	141	-
Stock-based compensation (1)	4,500	4,801	14,680	14,272
Non-GAAP operating income	$39,113	$42,704	$111,900	$124,162

Non-GAAP adjusted revenue	$227,695	$235,050	$679,614	$690,789
Non-GAAP adjusted operating margin percentage	17.2%	18.2%	16.5%	18.0%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges and executive transition costs.

CSG Systems International, Inc.

November 4, 2020

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	September 30, 2020		September 30, 2019
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$13,566	$0.42	$21,559	$0.66
GAAP income tax provision (2)	9,176		7,262
GAAP income before income taxes	22,742		28,821
Restructuring and reorganization charges (1)	814		1,330
Executive transition costs (1)	1,786		-
Acquisition-related costs:
Amortization of acquired intangible assets	3,051		3,153
Transaction-related costs	15		-
Stock-based compensation (1)	4,500		4,801
Amortization of OID	751		709
Non-GAAP income before income taxes	33,659		38,814
Non-GAAP income tax provision (2)	(9,088)		(10,092)
Non-GAAP net income	$24,571	$0.76	$28,722	$0.88

	Nine Months Ended		Nine Months Ended
	September 30, 2020		September 30, 2019
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$45,446	$1.41	$60,189	$1.85
GAAP income tax provision (2)	20,222		21,320
GAAP income before income taxes	65,668		81,509
Restructuring and reorganization charges (1)	4,277		3,271
Executive transition costs (1)	1,786		-
Acquisition-related expenses:
Amortization of acquired intangible assets	9,135		9,508
Earn-out compensation	-		1,260
Transaction-related costs	141		-
Stock-based compensation (1)	14,680		14,272
Amortization of OID	2,221		2,099
Non-GAAP income before income taxes	97,908		111,919
Non-GAAP income tax provision (2)	(26,114)		(29,099)
Non-GAAP net income	$71,794	$2.22	$82,820	$2.55
(2)

For the third quarter and nine months ended September 30, 2020 the GAAP effective income tax rates were approximately 40% and 31%, respectively, and the non-GAAP effective income tax rates were approximately 27% for both periods.  The difference between the GAAP and non-GAAP effective income tax rates is due primarily to the unfavorable GAAP basis tax impact related to the separation agreement entered into during the third quarter with CSG’s CEO. For the third quarter and nine months ended September 30, 2019 the GAAP effective income tax rates were approximately 25% and 26%, respectively, and the non-GAAP effective income tax rates were approximately 26% for both periods.

(3)

The outstanding diluted shares for the third quarter and nine months ended September 30, 2020 were 32.3 million for both periods, and for the third quarter and nine months ended September 30, 2019 were 32.5 million for both periods.

CSG Systems International, Inc.

November 4, 2020

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP net income	$13,566	$21,559	$45,446	$60,189
GAAP income tax provision	9,176	7,262	20,222	21,320
Interest expense (4)	3,641	4,390	11,894	13,448
Amortization of OID	751	709	2,221	2,099
Interest and investment income and other, net	1,813	(500)	2,098	(1,205)
GAAP operating income	28,947	33,420	81,881	95,851
Restructuring and reorganization charges (1)	814	1,330	4,277	3,271
Executive transition costs (1)	1,786	-	1,786	-
Acquisition-related expenses:
Amortization of acquired intangible assets (5)	3,051	3,153	9,135	9,508
Earn-out compensation	-	-	-	1,260
Transaction-related costs	15	-	141	-
Stock-based compensation (1)	4,500	4,801	14,680	14,272
Amortization of other intangible assets (5)	3,282	2,704	9,816	7,744
Amortization of client contract costs (5)	4,190	3,676	12,758	16,074
Depreciation	5,817	5,365	17,016	15,919
Non-GAAP adjusted EBITDA	$52,402	$54,449	$151,490	$163,899
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	23%	23%	22%	24%
(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Amortization of acquired intangible assets	$3,051	$3,153	$9,135	$9,508
Amortization of other intangible assets	3,282	2,704	9,816	7,744
Amortization of client contract costs	4,190	3,676	12,758	16,074
Amortization of deferred financing costs	432	421	1,289	1,253
Total amortization	$10,955	$9,954	$32,998	$34,579

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Cash flows from operating activities	$65,208	$79,098	$115,685	$107,527
Purchases of software, property and equipment	(9,867)	(9,848)	(24,201)	(27,706)
Non-GAAP free cash flow	$55,341	$69,250	$91,484	$79,821

CSG Systems International, Inc.

November 4, 2020

Non-GAAP Financial Measures – 2020 Financial Guidance

Non-GAAP Adjusted Revenue:

The reconciliation of GAAP revenue to non-GAAP adjusted revenue, as included in CSG’s 2020 full year financial guidance, is as follows:

	2020 Guidance Range
	Low Range	High Range
GAAP revenues	$960,000	$1,000,000
Less: Transaction fees	(69,000)	(76,000)
Non-GAAP adjusted revenues	$891,000	$924,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2020 full year financial guidance, is as follows (in thousands, except percentages):

	2020 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$93,500	$103,700
Restructuring and reorganization charges	4,300	4,300
Executive transition costs	13,800	13,800
Acquisition-related expenses:
Amortization of acquired intangible assets	11,700	11,700
Transaction-related costs	100	100
Stock-based compensation	19,200	19,200
Non-GAAP operating income	$142,600	$152,800

Operating Margin Percentage
GAAP revenue	$960,000	$1,000,000
GAAP operating margin percentage	9.7%	10.4%

Non-GAAP adjusted revenue	$891,000	$924,000
Non-GAAP adjusted operating margin percentage	16.0%	16.5%

CSG Systems International, Inc.

November 4, 2020

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2020 full year financial guidance is as follows (in thousands, except per share amounts):

	2020 Guidance Range
	Low Range		High Range
	Amounts	EPS (7)	Amounts	EPS (7)
GAAP net income	$51,100	$1.58	$58,500	$1.81
GAAP income tax provision (6)	22,400		25,200
GAAP income before income taxes	73,500		83,700
Restructuring and reorganization charges	4,300		4,300
Executive transition costs	13,800		13,800
Acquisition-related expenses:
Amortization of acquired intangible assets	11,700		11,700
Transaction-related costs	100		100
Stock-based compensation	19,200		19,200
Amortization of OID	3,000		3,000
Non-GAAP income before income taxes	125,600		135,800
Non-GAAP income tax provision (6)	(33,100)		(35,800)
Non-GAAP net income	$92,500	$2.87	$100,000	$3.10

(6)	For 2020, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 30% and 27%, respectively.
(7)	The weighted-average diluted shares outstanding are expected to be approximately 32 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2020 full year financial guidance (in thousands, except percentages):

	2020 Guidance Range
	Low Range	High Range
GAAP net income	$51,100	$58,500
GAAP income tax provision (6)	22,400	25,200
Interest expense	15,500	15,500
Amortization of OID	3,000	3,000
Interest and investment income and other, net	1,500	1,500
GAAP operating income	93,500	103,700
Restructuring and reorganization charges	4,300	4,300
Executive transition costs	13,800	13,800
Acquisition-related expenses:
Amortization of acquired intangible assets	11,700	11,700
Transaction-related costs	100	100
Stock-based compensation	19,200	19,200
Amortization of other intangible assets	13,100	13,100
Amortization of client contract costs	17,500	17,500
Depreciation	24,300	24,300
Non-GAAP adjusted EBITDA	$197,500	$207,700
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	22%	22%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2020 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$125,000	$145,000
Purchases of software, property and equipment	(25,000)	(35,000)
Non-GAAP free cash flow	$100,000	$110,000